Tidal Trust IV 485BPOS

Exhibit 99.(e)(i)(ii)

SECOND AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement dated as of April 15, 2025 (the “Agreement”), by and between Tidal Trust IV (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of November 4, 2025 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST IV		FORESIDE FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

HyperScale Leaders ETF

Voya Multi-Sector Income ETF

Voya Ultra Short Income ETF

Voya Core Bond ETF

Portfolio Building Block European Banks Index ETF

Portfolio Building Block World Pharma and Biotech Index ETF

Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF

LOGIQ Contrarian Opportunities ETF